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EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Syntel, Inc. (the "Company") on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bharat Desai, Chairman, and Chief Executive Officer of the Company and Arvind Godbole, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Bharat Desai
-------------------------------------
Bharat Desai
Syntel, Inc. Chairman and
Chief Executive Officer
March 15, 2007


/s/ Arvind Godbole
-------------------------------------
Arvind Godbole
Syntel, Inc. Chief Financial Officer
March 15, 2007

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company, and furnished to the Securities and Exchange Commission or its staff upon request.